EX-99.B-77D(g)

SUB-ITEM 77D(g): Any other investment policy set forth in the registrant’s charter, by-laws or prospectus.

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Supplement dated August 22, 2014 to the

Ivy Funds Variable Insurance Portfolios Statement of Additional Information

dated April 30, 2014

and as supplemented July 16, 2014

The following replaces the “Borrowing” paragraph in the “The Portfolios, Their Investments, Related Risks and Restrictions — Specific Securities and Investment Practices — each Portfolio except the Pathfinder Portfolios and the Managed Volatility Portfolios (except as noted herein)” section on page 7:

  Borrowing

Each Portfolio may borrow money only as permitted under the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief. Proceeds from borrowings will be used for temporary, extraordinary or emergency purposes, including temporary purposes associated with the Interfund Lending Program discussed below. Interest on money borrowed is an expense a Portfolio would not otherwise incur, and as a result, it may have reduced net investment income during periods of outstanding borrowings. If a Portfolio does borrow money, its share price may be subject to greater fluctuation until the borrowing is paid off.

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The following is inserted as a new section immediately preceding the “The Portfolios, Their Investments, Related Risks and Restrictions — Specific Securities and Investment Practices — each Portfolio except the Pathfinder Portfolios and the Managed Volatility Portfolios (except as noted herein) — Loans and Other Direct Debt Instruments” section on page 14:

  Interfund Lending

Pursuant to an exemptive order issued by the SEC, the Portfolios, together with the Ivy Funds, the Waddell & Reed Advisors Funds and InvestEd Portfolios (referred to with the Portfolios for purposes of this section as Funds), will have the ability to lend money to, and borrow money from, each other pursuant to a master interfund lending agreement (Interfund Lending Program). Under the Interfund Lending Program, the Funds may lend or borrow money for temporary purposes directly to or from one another (an Interfund Loan), subject to meeting the conditions of the SEC exemptive order. All Interfund Loans would consist only of uninvested cash reserves that the lending Fund otherwise would invest in short-term repurchase agreements or other short-term instruments.

If a Fund has outstanding bank borrowings, any Interfund Loans to the Fund would: (a) be at an interest rate equal to or lower than that of any outstanding bank loan, (b) be secured at least on an equal priority basis with at least an equivalent percentage of collateral to loan value as any outstanding bank loan that requires collateral, (c) have a maturity no longer than any outstanding bank loan (and in any event not over seven days), and (d) provide that, if an event of default occurs under any agreement evidencing an outstanding bank loan to the Fund, that event of default will automatically (without need for action or notice by the lending Fund) constitute an immediate event of default under the Interfund Lending Agreement, entitling the lending Fund to call the Interfund Loan (and exercise all rights with respect to any collateral), and that such call will be made if the lending bank exercises its right to call its loan under its agreement with the borrowing Fund.

A Fund may make an unsecured borrowing under the Interfund Lending Program if its outstanding borrowings from all sources immediately after the borrowing under the Interfund Lending Program are equal to or less than 10% of its total assets, provided that, if the Fund has a secured loan outstanding from any other lender, including but not limited to another Fund, the Fund’s borrowing under the Interfund Lending Program will be secured on at least an equal priority basis with at least an equivalent percentage of collateral to loan value as any outstanding loan that requires collateral. If a Fund’s total outstanding borrowings immediately after an interfund borrowing under the Interfund Lending Program exceed 10% of its total assets, the Fund may borrow through the Interfund Lending Program on a secured basis only. A Fund may not borrow under the Interfund Program or from any other source if its total outstanding borrowings immediately after the borrowing would be more than 33 1/3% of its total assets.

No Fund may lend to another Fund through the Interfund Program if the loan would cause the lending Fund’s aggregate outstanding loans through the Interfund Program to exceed 15% of its current net assets at the time of the loan. A Fund’s Interfund Loans to any one Fund shall not exceed 5% of the lending Fund’s net assets. The duration of Interfund Loans will be limited to the time required to receive payment for securities sold, but in no event more than seven days, and for purposes of this condition, loans effected within seven days of each other will be treated as separate loan transactions. Each Interfund Loan may be called on one business day’s notice by a lending Fund and may be repaid on any day by a borrowing Fund.

The limitations detailed above and the other conditions of the SEC exemptive order permitting interfund lending are designed to minimize the risks associated with interfund lending for both the lending Fund and the borrowing Fund. However, no borrowing or lending activity is without risk. When a Fund borrows money from another Fund, there is a risk that the Interfund Loan could be called on one day’s notice or not renewed, in which case the Fund may have to borrow from a bank at higher rates if an Interfund Loan is not available from another Fund. Interfund Loans are subject to the risk that the borrowing Fund could be unable to repay the loan when due, and a delay in repayment to a lending Fund could result in a lost opportunity or additional lending costs. No Fund may borrow more than the amount permitted by its investment limitations.

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Supplement dated November 14, 2014 to the

Ivy Funds Variable Insurance Portfolios Prospectus

dated April 30, 2014

and as supplemented May 15, 2014, May 29, 2014, July 9, 2014 and August 4, 2014

The following bullet point is inserted immediately prior to the first bullet point of the “Ivy Funds VIP Global Bond — Principal Investment Risks” section:

■	Capital Repatriation Risk. The repatriation of capital with regard to investments made in certain securities or countries may be restricted during certain times from the date of such investments or even indefinitely. If WRIMCO is unable to repatriate capital from the Portfolio’s investments, in whole or in part, this may have an adverse effect on the cash flows and/or performance of the Portfolio.

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The following bullet point is inserted immediately following the “Emerging Market Risk” bullet point of the “Ivy Funds VIP Global Bond — Principal Investment Risks” section:

■	Extension Risk. A rise in interest rates could cause borrowers to pay back the principal on certain debt securities, such as mortgage- or asset-backed securities, more slowly than expected, lengthening the average life of such securities. This could cause the value of such securities to be more volatile or to decline more than other fixed-income securities, and may magnify the effect of the rate increase on the price of such securities.

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The following bullet point is inserted immediately following the “Interest Rate Risk” bullet point of the “Ivy Funds VIP Global Bond — Principal Investment Risks” section:

■	Loan Risk. In addition to the risks typically associated with fixed-income securities, loans carry other risks, including the risk of insolvency of the lending bank or other intermediary. Loans may be unsecured or not fully collateralized, may be subject to restrictions on resale and sometimes trade infrequently on the secondary market.

With loan participations, the Portfolio may not be able to control the exercise of any remedies that the lender would have under the loan and likely would not have any rights against the borrower directly, so that delays and expense may be greater than those that would be involved if the Portfolio could enforce its rights directly against the borrower.

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The following bullet point is inserted immediately following the “Credit Risk” bullet point of the “Ivy Funds VIP High Income — Principal Investment Risks” section:

■	Extension Risk. A rise in interest rates could cause borrowers to pay back the principal on certain debt securities, such as mortgage- or asset-backed securities, more slowly than expected, lengthening the average life of such securities. This could cause the value of such securities to be more volatile or to decline more than other fixed-income securities, and may magnify the effect of the rate increase on the price of such securities.

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The following is inserted as a new bullet point immediately following the “Holdings Risk” bullet point of the “Ivy Funds VIP Energy — Principal Investment Risks” section:

■	Initial Public Offering Risk. Any positive effect of investments in IPOs may not be sustainable because of a number of factors. Namely, the Portfolio may not be able to buy shares in some IPOs, or may be able to buy only a small number of shares. Also, the performance of IPOs generally is volatile, and is dependent on market psychology and economic conditions. To the extent that IPOs have a significant positive impact on the Portfolio’s performance, this may not be able to be replicated in the future. The relative performance impact of IPOs is also likely to decline as the Portfolio grows.

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The following bullet points are inserted alphabetically in the bulleted list of the “More about the Portfolios — Additional Information about Principal Investment Strategies, Other Investments and Risks — Ivy Funds VIP Global Bond — Principal Risks” section and, where applicable, deleted from the “Non-Principal Risks” section:

■	Capital Repatriation Risk
■	Extension Risk
■	Loan Risk

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The following bullet point is inserted as a third bullet point of the “More about the Portfolios — Additional Information about Principal Investment Strategies, Other Investments and Risks — Ivy Funds VIP High Income — Principal Risks” section and deleted from the “Non-Principal Risks” section:

■	Extension Risk

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The following bullet point is inserted as a fifth bullet point in the “More about the Portfolios — Additional Information about Principal Investment Strategies, Other Investments and Risks — Ivy Funds VIP International Growth — Non-Principal Risks” section:

■	Initial Public Offering Risk

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The following bullet point is inserted as a ninth bullet point in the “More about the Portfolios — Additional Information about Principal Investment Strategies, Other Investments and Risks — Ivy Funds VIP Energy — Principal Risks” section and deleted from the “Non-Principal Risks” section:

■	Initial Public Offering Risk

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The following is added as a new paragraph following the last paragraph of the “More about the Portfolios — Additional Information about Principal Investment Strategies, Other Investments and Risks — Defining Risks — Business Development Company Securities Risk” section:

Capital Repatriation Risk — The repatriation of capital with regard to investments made in certain securities or countries may be restricted during certain times from the date of such investments or even indefinitely. If the Investment Manager is unable to repatriate capital from the Portfolio’s investments, in whole or in part, this may have an adverse effect on the cash flows and/or performance of the Portfolio.

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The following is added as a new paragraph following the last paragraph of the “More about the Portfolios — Additional Information about Principal Investment Strategies, Other Investments and Risks — Defining Risks — Market Risk” section:

A general rise in interest rates, perhaps because of changing government policies, has the potential to cause investors to move out of fixed income securities on a large scale, which may increase redemptions from mutual funds that hold large amounts of fixed income securities. Such a move, coupled with a reduction in the ability or willingness of dealers and other institutional investors to buy or hold fixed income securities, may result in decreased liquidity and increased volatility in the markets.

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Supplement dated November 14, 2014 to the

Ivy Funds Variable Insurance Portfolios Statement of Additional Information

dated April 30, 2014

and as supplemented July 16, 2014 and August 22, 2014

The following replaces the second paragraph of the “The Portfolios, Their Investments, Related Risks and Restrictions — Ivy Funds VIP Money Market” section on page 4:

On July 23, 2014, the SEC adopted final rules governing the structure and operations of money market funds. Among other things, the final rules (1) require “institutional prime money market funds” (money market funds that do not meet the definitions of a retail money market fund or a government money market fund) to price their shares using current market values of their portfolio securities (i.e., float their NAV); (2) permit a board of a money market fund to impose liquidity fees and redemption gates depending on the percentage of a fund’s “weekly liquid assets”; and (3) amend money market fund diversification, stress testing and disclosure requirements. The compliance date for an institutional prime money market fund to float its NAV and for the redemption gates and liquidity fees is October 2016 and for the diversification, stress testing and disclosure requirements generally is April 2016. Accordingly, WRIMCO and the Board have commenced their consideration of these amendments and will take all required actions with regard to Ivy Funds VIP Money Market as soon as practicable. The SEC also re-proposed amendments to Rule 2a-7 and Form N-MFP to remove references to, or the requirement to rely upon, credit ratings, and to require money market funds to establish appropriate creditworthiness standards. It is possible that, if adopted, these additional amendments could further impact the operations of Ivy Funds VIP Money Market.

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The following is inserted as a new paragraph following the last paragraph of the “The Portfolios, Their Investments, Related Risks and Restrictions — Securities — General” section on page 7:

The Portfolios, and their service providers, may be prone to operational and information security risks resulting from cyber-attacks. Cyber-attacks include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information or various other forms of cyber security breaches. Cyber-attacks affecting the Portfolios or their Investment Manager, custodian, transfer agent, intermediaries and other third-party service providers may adversely impact the Portfolios. For instance, cyber-attacks may interfere with the processing of shareholder transactions, impact the Portfolios’ ability to calculate their NAVs, cause the release of private shareholder information or confidential business information, impede trading, subject the Portfolios to regulatory fines or financial losses and/or cause reputational damage. The Portfolios may also incur additional costs for cyber security risk management purposes. Similar types of cyber security risks are also present for issues or securities in which the Portfolios may invest, which could result in material adverse consequences for such issuers and may cause the Portfolios’ investment in such companies to lose value.

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Supplement dated December 12, 2014 to the

Ivy Funds Variable Insurance Portfolios Prospectus

dated April 30, 2014

and as supplemented May 15, 2014, May 29, 2014, July 9, 2014, August 4, 2014 and November 14, 2014

Effective January 1, 2015, the Prospectus is amended to reflect that the name of Ivy Funds VIP International Growth has changed to Ivy Funds VIP Global Growth.

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In addition, effective January 1, 2015, the Prospectus is revised as follows:

The information relating to indexes in the Average Annual Total Returns table in the “Performance” section for Ivy Funds VIP International Growth is deleted and replaced with the following:

Average Annual Total Returns
as of December 31, 2013	1 Year	5 Years	10 Years
MSCI World Index (reflects no deduction for fees, expenses or taxes) (The Portfolio’s benchmark changed from MSCI EAFE Growth Index, effective January 2015. WRIMCO believes that the MSCI World Index is more reflective of the types of securities in which the Portfolio invests than the MSCI EAFE Growth Index.)	26.68%	15.02%	6.98%
MSCI EAFE Growth Index (reflects no deduction for fees, expenses or taxes)	22.55%	12.82%	6.97%
Lipper Variable Annuity International Growth Funds Universe Average (net of fees and expenses)	19.67%	13.86%	7.52%

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Supplement dated December 31, 2014 to the

Ivy Funds Variable Insurance Portfolios Statement of Additional Information

dated April 30, 2014

and as supplemented July 16, 2014, August 22, 2014 and November 14, 2014

Effective January 1, 2015, the Statement of Additional Information is amended to reflect that the name of Ivy Funds VIP International Growth has changed to Ivy Funds VIP Global Growth.